UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): J uly 1, 2020 (July 1, 2020)

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 1, 2020, CommScope Holding Company, Inc. (the “Company”), announced that its direct subsidiary, CommScope, Inc. (the “Issuer”), issued $700 million in aggregate principal amount of 7.125% senior unsecured notes due 2028 (the “Notes). The Notes were issued pursuant to an indenture, dated July 1, 2020, between the Issuer and Wilmington Trust, National Association, as trustee (the “Indenture”). The Issuer will pay interest on the Notes semi-annually in arrears on July 1 and January 1 of each year, commencing on January 1, 2021. Unless earlier redeemed, the Notes will mature on July 1, 2028. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act.

The Company expects to use the net proceeds from the offering of the Notes, together with cash on hand, to (i) redeem and retire all of the Issuer’s outstanding 5.00% senior notes due 2021, (ii) redeem and retire all of the Issuer’s outstanding 5.50% senior notes due 2024 and (iii) pay fees and expenses related to the foregoing.

Ranking and Security

Under the terms of the Indenture, Notes and the related guarantees will rank equally in right of payment with all of the Issuer’s existing and future senior debt, including the Issuer’s Senior Credit Agreements and the Existing Notes (as defined in the Indenture), and senior in right of payment to all of the Issuer’s future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of our existing and future secured debt (including the Issuer’s Senior Credit Agreements and the Existing Secured Notes (as defined in the Indenture)) to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to the liabilities of the Issuer’s non-guarantor subsidiaries.

Optional Redemption Provisions and Repurchase Rights

At any time prior to July 1, 2023, the Notes will be redeemable at the Issuer’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Beginning July 1, 2023, the Issuer may redeem the Notes, at its option, in whole or in part, at any time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The redemption price includes a call premium that varies (from 3.536% to 0%) depending on the year of redemption.

At any time prior to July 1, 2023, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 107.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

In addition, the holders of the Notes will also have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Issuer to the Issuer’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; or (ix) designate the Issuer’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture and certain events of bankruptcy or insolvency. If an event of default occurs and continues with respect to the Notes, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the entire principal amount of all the Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Notes. Copies of the Indenture and Form of Notes are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such language. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, the risk that our expectations related to our second quarter results prove to be inaccurate; our ability to integrate ARRIS International plc (“ARRIS”) in a timely and cost effective manner; our ability to realize expected benefits of cost savings initiatives and synergies associated with the ARRIS acquisition or otherwise; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers and supply chain; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies of the United States affecting trade; costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings; the amount of the costs, fees, expenses and charges related to the refinancing of the 2021 Notes and the 2024 Notes; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond our control. These and other factors are discussed in greater detail in our 2019 Annual Report and in Part II, Item 1A, Risk Factors, of our quarterly report on Form 10-Q for the quarter ended March 31, 2020.

Although the information contained in this Current Report represents our best judgment as of the date hereof based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this Current Report, except as otherwise may be required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as of July 1, 2020, by and between the Issuer and Wilmington Trust, National Association, as trustee

4.2	Form of 7.125% Senior Note due 2028 (included in exhibit 4.1 hereto).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: July 1, 2020
	By:	/s/ Alexander W. Pease
	Name:	Alexander W. Pease
	Title:	Executive Vice President and Chief Financial Officer